Exhibit 99.1

Aerie Pharmaceuticals Reports Third Quarter 2016 Financial Results

and Provides Business Update

– New Data Adds Further Positive Insight into RhopressaTM and RoclatanTM Potential –

– Company Closes the Third Quarter with Over $255 million in Cash and Investments –

Conference Call and Webcast Today, November 2, at 5:00 p.m. ET

IRVINE, California – (BUSINESS WIRE) – Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development, and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye, today reported financial results for the third quarter ended September 30, 2016, along with a general business update.

Aerie Highlights

•	Recent study data from RhopressaTM (netarsudil ophthalmic solution) 0.02% and RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005% provide confirmatory insights into how these novel product candidates, if approved, can benefit patients with glaucoma or ocular hypertension.

•	In addition to the positive Mercury 1 and Rocket 4 clinical trial results, the results of a recently completed week long 12-patient pilot study demonstrated consistent lowering of intraocular pressure (IOP) for RhopressaTM over a 24-hour period. The study suggests RhopressaTM has the unique potential to provide meaningfully better nocturnal IOP-lowering than currently marketed products.

•	The Company expects to resubmit RhopressaTM New Drug Application (NDA) in January of 2017 upon notification from finished product contract manufacturer of their readiness for pre-approval inspection by the FDA.

•	Strategic plans for RhopressaTM and RoclatanTM in Europe and Japan continue to advance, and preclinical studies of AR-13154 for wet AMD, and delivery technology for front and back of the eye are progressing.

•	As of September 30, 2016, Aerie had $255.6 million in cash, cash equivalents, and investments on the balance sheet, and 33.4 million shares outstanding. For the nine months ended September 30, 2016, cash burn totaled $62.4 million, on track with current full-year guidance of $85 million.

“We have made significant progress since we closed the second quarter, including the read-out of the successful Mercury 1 topline results for RoclatanTM, and most recently the successful Rocket 4 topline results for RhopressaTM.

During the third quarter, we also significantly added to our financial resources, with over $255 million of cash and investments at quarter-end. Further, regarding our upcoming RhopressaTM NDA resubmission, we expect to add the positive topline results from both Mercury 1 and Rocket 4 as substantive supportive data to what will already be a robust filing,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer.

Dr. Anido continued, “We believe the results of our recently completed week-long study to evaluate nocturnal IOP lowering for RhopressaTM point to another potentially unique feature of the drug. In this week long 12-patient placebo-controlled study that included eight subjects on RhopressaTM, we noted that RhopressaTM maintained the same clinically significant IOP lowering throughout the night as it did during the day. This is meaningfully different than latanoprost, which is reported to be less effective at night compared to the day1, 2, as well as timolol and brimonidine, which multiple studies have shown provide little if any nocturnal IOP lowering.1, 2, 3, 4,5, 6”

1.	Liu JH, et al. Am J Ophthalmol. 2004; 138:389-395.

2.	Gulati V, et al. Arch Ophthalmol. 2012; 130:677-684.

3.	Liu JH, et al. Ophthalmology. 2009; 116:449-454.

4.	Liu JH, et al. Ophthalmology. 2010; 117:2075-9

5.	Fan S et al. J Glaucoma. 2014; 23:276-81

6.	Liu JH, et al. Am J Ophthalmol. 2016;169:249-257

Third Quarter 2016 Financial Results

As of September 30, 2016, Aerie had cash, cash equivalents, and investments of $255.6 million, reflecting financing activity during the third quarter of 2016. For the third quarter ended September 30, 2016, Aerie reported a net loss attributable to common stockholders, as measured in accordance with U.S. generally accepted accounting principles (“GAAP”), of $23.8 million, or $0.81 per share, compared to $18.0 million and $0.69 per share for the third quarter of 2015. The weighted average number of shares of common stock outstanding utilized in the calculation of net loss per common share was 29,380,453 and 26,061,993 for the third quarters of 2016 and 2015, respectively. Total shares outstanding as of September 30, 2016 amounted to 33,376,170.

The $23.8 million net loss attributable to common stockholders for the third quarter of 2016 includes $23.3 million in operating expenses, reflecting $12.7 million in research and development expenses and $10.6 million in general and administrative expenses. Excluding $4.1 million of non-cash stock-based compensation expense, adjusted operating expenses for the third quarter of 2016 were $19.2 million, with adjusted research and development expenses of $12.0 million and adjusted general and administrative expenses of $7.2 million. Total adjusted net loss for the third quarter of 2016 was $19.7 million, and adjusted net loss per share was $0.67.

The $18.0 million net loss attributable to common stockholders for the third quarter of 2015 includes $17.4 million in operating expenses, reflecting $9.9 million in research and development expenses and $7.5 million in general and administrative expenses. Excluding $3.3 million of non-cash stock-based compensation expense, adjusted operating expenses for the third quarter of 2015 were approximately $14.1 million, reflecting adjusted research and development expenses of $9.3 million and adjusted general and administrative expenses of $4.7 million. Total adjusted net loss for the third quarter of 2015 was $14.6 million, and adjusted net loss per share was $0.56.

The higher operating expenses in the third quarter of 2016 as compared to the third quarter 2015 primarily reflect increased activities associated with the expansion of our employee base to support the growth of our operations, including clinical activities related to our Phase 3 programs for our product candidates, and preparatory activities associated with our commercialization efforts.

Conference Call / Web Cast Information

Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update.

The live webcast and a replay may be accessed by visiting the Company’s website at http://investors.aeriepharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 96841619. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 96841619. The telephone replay will be available until November 9, 2016.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie’s two lead product candidates are once-daily IOP-lowering therapies with novel mechanisms of action to treat patients with glaucoma or ocular hypertension. The NDA filing for RhopressaTM (netarsudil ophthalmic solution) 0.02% was originally submitted in the third quarter of 2016 and is expected to be resubmitted in January 2017. The second product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, which is a fixed dose combination of RhopressaTM and widely prescribed PGA latanoprost, currently has two Phase 3 registration trials underway, named Mercury 1 and Mercury 2. If these trials are successful, a RoclatanTM NDA filing is expected to take place near year-end 2017. Aerie is also focused on the development of additional product candidates and technologies in ophthalmology.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,”

“potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates, including the expected resubmission of the NDA filing for RhopressaTM discussed in this press release; our expectations related to the use of proceeds from our equity and debt financings; our estimates regarding expected cash burn, anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products or product candidates. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Non-GAAP Financial Measures

To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss, adjusted operating expenses, adjusted research and development expenses, adjusted general and administrative expenses, adjusted other income (expense) and adjusted net loss per share. For a description of the adjusted calculations and reconciliations to the nearest GAAP measures, please see the “Reconciliation of GAAP Net Loss to Adjusted Net Loss” and “Reconciliation of GAAP Net Loss per Share to Adjusted Net Loss per Share” tables in this press release.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of non-cash stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	SEPTEMBER 30, 2016	DECEMBER 31, 2015
Assets
Current assets
Cash and cash equivalents	$211,938	$91,060
Short-term investments	41,694	45,502
Prepaid expenses and other current assets	2,910	1,865

Total current assets	256,542	138,427
Long-term investments	1,970	13,808
Furniture, fixtures and equipment, net	4,607	3,816
Other assets, net	2,799	3,076

Total assets	$265,918	$159,127

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$13,547	$16,565
Interest payable	551	551

Total current liabilities	14,098	17,116
Convertible notes, net of discounts	123,463	123,236

Total liabilities	137,561	140,352

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value; 15,000,000 shares authorized as of September 30, 2016 and December 31, 2015; None issued and outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized as of September 30, 2016 and December 31, 2015; 33,376,170 and 26,458,495 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	33	26
Additional paid-in capital	415,638	236,492
Accumulated other comprehensive loss	(13)	(179)
Accumulated deficit	(287,301)	(217,564)

Total stockholders’ equity	128,357	18,775

Total liabilities and stockholders’ equity	$265,918	$159,127

AERIE PHARMACEUTICALS, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Operating expenses
General and administrative	$(10,627)	$(7,462)	$(29,814)	$(22,987)
Research and development	(12,688)	(9,904)	(38,301)	(32,149)

Loss from operations	(23,315)	(17,366)	(68,115)	(55,136)
Other income (expense), net	(460)	(523)	(1,490)	1,374

Net loss before income taxes	$(23,775)	$(17,889)	$(69,605)	$(53,762)

Income tax expense	(39)	(72)	(132)	(224)

Net loss attributable to common stockholders – basic and diluted	$(23,814)	$(17,961)	$(69,737)	$(53,986)

Net loss per share attributable to common stockholders – basic and diluted	$(0.81)	$(0.69)	$(2.52)	$(2.12)

Weighted average number of common shares outstanding – basic and diluted	29,380,453	26,061,993	27,632,090	25,507,409

Net loss	$(23,814)	$(17,961)	$(69,737)	$(53,986)
Unrealized (loss) gain on available-for-sale investments	(3)	9	166	75

Comprehensive loss	$(23,817)	$(17,952)	$(69,571)	$(53,911)

Aerie Pharmaceuticals, Inc.

Reconciliation of GAAP Net Loss to Adjusted Net Loss

(Unaudited)

(in thousands)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Net loss attributable to common stockholders – basic and diluted:
Net loss attributable to common stockholders – basic and diluted (GAAP)	$(23,814)	$(17,961)	$(69,737)	$(53,986)
Adjustments:
Stock-based compensation (a)	4,099	3,316	11,514	9,533

Adjusted Net loss	$(19,715)	$(14,645)	$(58,223)	$(44,453)

Operating expenses:
General and administrative expense:
General and administrative expense (GAAP)	$(10,627)	$(7,462)	$(29,814)	$(22,987)
Adjustments:
Stock-based compensation (a)	3,406	2,719	9,295	7,842

Adjusted general and administrative expense	$(7,221)	$(4,743)	$(20,519)	$(15,145)

Research and development expense:
Research and development expense (GAAP)	$(12,688)	$(9,904)	$(38,301)	$(32,149)
Adjustments:
Stock-based compensation (a)	693	597	2,219	1,691

Adjusted research and development expense	$(11,995)	$(9,307)	$(36,082)	$(30,458)

Operating expenses (GAAP)	$(23,315)	$(17,366)	$(68,115)	$(55,136)
Adjustments:
Stock-based compensation (a)	4,099	3,316	11,514	9,533

Adjusted operating expenses	$(19,216)	$(14,050)	$(56,601)	$(45,603)
Other income (expense):
Other income (expense) (GAAP)	$(460)	$(523)	$(1,490)	$1,374
Adjustments:
	—	—	—	—

Adjusted other income (expense)	$(460)	$(523)	$(1,490)	$1,374

Aerie Pharmaceuticals, Inc.

Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share

(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015	2016	2015
Net loss per share attributable to common stockholders – basic and diluted:
Net loss per share attributable to common stockholders – basic and diluted (GAAP)	$(0.81)	$(0.69)	$(2.52)	$(2.12)
Adjustments:
Stock-based compensation (a)	0.14	0.13	0.42	0.38

Adjusted Net loss per share	$(0.67)	$(0.56)	$(2.10)	$(1.74)

Weighted average number of common shares outstanding – basic and diluted	29,380,453	26,061,993	27,632,090	25,507,409

Aerie is providing adjusted information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors’ understanding of the Company’s performance.

This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

Explanation of adjustments:

(a) Stock-based compensation: Exclude the non-cash stock-based compensation.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com